__________

SHARE EXCHANGE AGREEMENT

Among each of:

THE SHAREHOLDERS OF CELLCYTE GENETICS CORPORATION (Washington)

And:

CELLCYTE GENETICS CORPORATION

And:

CELLCYTE GENETICS CORPORATION (Nevada)
(formerly Shepard Inc.)

CellCyte Genetics Corporation
Suite 318, 470 Granville Street, Vancouver, British Columbia, Canada, V6C 1V5

__________

SHARE EXCHANGE AGREEMENT

                      THIS SHARE EXCHANGE AGREEMENT is made and dated for reference effective as of January 26, 2007 (the "Effective Date") as fully executed on this 14th day of March, 2007 (the "Execution Date").

AMONG EACH OF:

THE UNDERSIGNED SHAREHOLDERS OF CELLCYTE GENETICS CORPORATION (Washington), each having an address for notice and delivery located at 5400 Carillon Point, Kirkland, Washington, U.S.A., 98033

(each a "Vendor" and, collectively, the "Vendors");

OF THE FIRST PART

AND:

CELLCYTE GENETICS CORPORATION, a limited liability company incorporated under the laws of the State of Washington, U.S.A., and having an address for notice and delivery located at 5400 Carillon Point, Kirkland, Washington, U.S.A., 98033

(the "Company");

OF THE SECOND PART

AND:

CELLCYTE GENETICS CORPORATION (Nevada), (formerly Shepard Inc.), a company incorporated under the laws of the State of Nevada , U.S.A. and having an address for notice and delivery located at Suite 318, 470 Granville Street, Vancouver, British Columbia, Canada, V6C 1V5

(the "Purchaser");

OF THE THIRD PART

(each of the Vendors, the Company and the Purchaser being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

                      WHEREAS:

A.                   The Company is a body corporate subsisting under and registered pursuant to the laws of the State of Washington, U.S.A., and is presently engaged in the business of discovering and developing breakthrough stem cell therapeutic products, and all matters and businesses necessarily incidental thereto, and the Company now wishes to combine and raise additional external capital in order to more fully develop and realize the potential of its existing business (collectively, the "Company's Business");

B.                   The Vendors are the legal and beneficial owners of all of the presently issued and outstanding common shares in the capital of the Company (the "Purchased Shares"); the particulars of the registered and beneficial ownership of such Purchased Shares being set forth in Schedule "A" which is attached hereto and which forms a material part hereof;

C.                   In accordance with the terms and conditions of that certain "Agreement In Principle", dated for reference January 19, 2007 as fully executed on January 26, 2007 (the "Agreement In Principle"), as entered into between a principal Vendor, the Company and the Purchaser, the parties thereto agreed to use their best efforts to initiate, complete and enter into a formal agreement whereby the Vendors would sell all of the Purchased Shares to the Purchaser upon the general terms and conditions as set forth therein; a copy of which Agreement In Principle being attached hereto as Schedule "B" and which forms a material part hereof; and the terms and conditions of the Agreement In Principle setting forth the Parties general intentions herein; and

D.                   The Parties hereto have agreed to enter into this agreement (the "Agreement") which formalizes and replaces, in its entirety, the Agreement In Principle, as contemplated and required by the terms of the Agreement In Principle, and which clarifies their respective duties and obligations in connection with the purchase by the Purchaser from the Vendors of all of the Purchased Shares together with the further development of the Company's Business as a consequence thereof;

                      NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1
DEFINITIONS

1.1                   Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)      "Acquisition Share" has the meaning ascribed to it in section "2.3" hereinbelow;

(b)       "Additional Transferred Share" has the meaning ascribed to it in section "2.3" hereinbelow;

(c)       "affiliate" and "associate" have the meanings ascribed to them under the Business Corporations Act of the Province of British Columbia, R.S.B.C. 2004, as amended from time to time;

(d)       "Agreement" means this "Share Exchange Agreement" as entered into among the Vendors, the Company and the Purchaser herein, together with any amendments thereto and any Schedules and Exhibits as attached thereto;

(e)       "Agreement In Principle" has the meaning ascribed to it in recital "C." hereinabove; a copy of which Agreement In Principle being attached hereto as Schedule "B" and forming a material part hereof;

(f)       "Arbitration Act" means the International Commercial Arbitration Act of the Province of British Columbia, R.S.B.C. 1996, as amended from time to time, as set forth in Article "13" hereinbelow;

(g)       "Board of Directors" means, as applicable, the respective Board of Directors of each of the Parties hereto as duly constituted from time to time;

(h)       "business day" means any day during which Canadian Chartered Banks are open for business in the City of Vancouver, Province of British Columbia, Canada;

(i)       "Cancellation" has the meaning ascribed to it in section "2.8" hereinbelow;

(j)       "Change in Board and officers" has the meaning ascribed to it in section "4.1" hereinbelow;

(k)       "Change in Name" has the meaning ascribed to it in section "4.1" hereinbelow;

(l)       "Closing" has the meaning ascribed to it in section "6.1" hereinbelow;

(m)      "Closing Date" has the meaning ascribed to it in section "6.1" hereinbelow;

(n)       "Company" means CellCyte Genetics Corporation, a company incorporated under the laws of the State of Washington, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(o)       "Company Material Adverse Effect" has the meaning ascribed to it in section "5.5" hereinbelow;

(p)       "Company Option" has the meaning ascribed to it in section "2.8" hereinbelow;

(q)       "Company's Assets" means all assets, contracts, equipment, goodwill, inventory and Intellectual Property of the Company and including, without limitation, all of the property interests, assets, contracts, equipment, goodwill and inventory which are listed and described in Schedules "D" through "H" which are attached hereto and which form a material part hereof;

(r)       "Company's Business" has the meaning ascribed to it in recital "A." hereinabove;

(s)       "Company's Creditors" has the meaning ascribed to it in section "2.6" hereinbelow;

(t)       "Company's Disclosure Schedule" has the meaning ascribed to it in section "3.1" hereinbelow;

(u)       "Company's Financial Statements" has the meaning ascribed to it in section "3.1" hereinbelow; a copy of which Company's Financial Statements being set forth in Schedule "C" which is attached hereto and which forms a material part hereof;

(v)       "Company Warrant" has the meaning ascribed to it in section "2.8" hereinbelow;

(w)       "Confidential Information" has the meaning ascribed to it in section "10.1" hereinbelow;

(x)       "Conversion" the meaning ascribed to it in section "2.5" hereinbelow;

(y)       "Debt Amount" has the meaning ascribed to it in section "2.6" hereinbelow;

(z)       "Defaulting Party" and "Non-Defaulting Party" have the meanings ascribed to them in section "14.1" hereinbelow;

(aa)     "Effective Date" has the meaning ascribed to it on the front page of this Agreement;

(ab)     "Escrow Agent" has the meaning ascribed to it in section "7.1" hereinbelow;

(ac)     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and all the Rules and Regulations promulgated under the United States Securities Exchange Act of 1934;

(ad)     "Execution Date" means the actual date of the complete execution of this Agreement and any amendment thereto by all Parties hereto as set forth on the front page of this Agreement;

(ae)     "Existing Shareholder" has the meaning ascribed to it in section "2.7" hereinbelow;

(af)     "GAAP" has the meaning ascribed to it in section "3.1" hereinbelow,

(ag)     "Indemnified Party" and "Indemnified Parties" have the meanings ascribed to them in section "15.1" hereinbelow;

(ah)     "Initial Due Diligence" has the meaning ascribed to it in section "5.1" hereinbelow;

(ai)     "Intellectual Property" means, with respect to the Company, all right and interest to all patents, patents pending, inventions, know-how, any operating or identifying name or registered or unregistered trademarks and tradenames, all computer programs, licensed end-user software, source codes, products and applications (and related documentation and materials) and other works of authorship (including notes, reports, other documents and materials, magnetic, electronic, sound or video recordings and any other work in which copyright or similar right may subsist) and all copyrights (registered or unregistered) therein, industrial designs (registered or unregistered), franchises, licenses, authorities, restrictive covenants or other industrial or intellectual property used in or pertaining to the Company and including, without limitation, the items described in Schedule "D" which is attached hereto and which forms a material part hereof, and all lists of customers, documents, records, correspondence and other information pertaining to the Company;

(aj)     "Interest" has the meaning ascribed to it in section "2.5" hereinbelow;

(ak)     "Lender" has the meaning ascribed to it in section "2.5" hereinbelow;

(al)     "Liens" the meaning ascribed to it in section "3.1" hereinbelow;

(am)    "Loan" has the meaning ascribed to it in section "2.5" hereinbelow;

(an)     "Loan Unit" has the meaning ascribed to it in section "2.5" hereinbelow;

(ao)     "Loan Warrant" has the meaning ascribed to it in section "2.5" hereinbelow;

(ap)     "Maturity" has the meaning ascribed to it in section "2.5" hereinbelow;

(aq)     "OTCBB" means the NASD Over-the-Counter Bulletin Board, together with its respective successors and permitted assigns as the context so requires;

(ar)     "Outstanding Indebtedness" has the meaning ascribed to it in section "2.5" hereinbelow;

(as)     "Parties" or "Party" means, respectively, the Vendors, the Company and the Purchaser hereto, as the case may be, together with their respective successors and permitted assigns as the context so requires;

(at)     "person" or "persons" means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(au)     "Principal Sum" has the meaning ascribed to it in section "2.5" hereinbelow;

(av)     "Private Placement" has the meaning ascribed to it in section "4.1" hereinbelow;

(aw)    "Purchased Shares" has the meaning ascribed to it in recital "B." hereinabove; the particulars of the registered and beneficial ownership of such Purchased Shares being set forth in Schedule "A" which is attached hereto;

(ax)     "Purchase Price" has the meaning ascribed to it in section "2.2" hereinbelow;

(ay)     "Purchase Price Share" has the meaning ascribed to it in section "2.2" hereinbelow,

(az)     "Purchaser" means CellCyte Genetics Corporation, (formerly Shepard Inc.), a company incorporated pursuant to the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(ba)     "Purchaser Option" has the meaning ascribed to it in section "2.8" hereinbelow;

(bb)     "Purchaser's Disclosure Schedule" has the meaning ascribed to it in section "4.1" hereinbelow;

(bc)     "Purchaser's Financial Statements" has the meaning ascribed to it in section "4.1" hereinbelow; a copy of which Purchaser's Financial Statements being set forth in Schedule "I" which is attached hereto and which forms a material part hereof;

(bd)     "Purchaser Warrant" has the meaning ascribed to it in section "2.8" hereinbelow;

(be)     "Ratification" has the meaning ascribed to it in section "5.1" hereinbelow;

(bf)     "Registration Statement", "Regulation S", "Rule 144" and "Rule 506" have the meanings ascribed to them in the Securities Act;

(bg)     "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

(bh)     "Regulatory Authority" and "Regulatory Authorities" means, either singularly or collectively as the context so requires, the OTCBB, and/or such other regulatory agencies who have or who may have jurisdiction over the affairs of the Company, the Purchaser and/or the Vendors herein and including, without limitation, and where applicable, all applicable securities commissions and again including, without limitation, the SEC, and all other regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(bi)     "Release" has the meaning ascribed to it in section "3.1" hereinbelow;

(bj)     "SEC" means the United States Securities and Exchange Commission;

(bk)     "Securities Act" means the United States Securities Act of 1933, as amended, and all the Rules and Regulations promulgated under the United States Securities Act of 1933;

(bl)     "Subject Removal Date" has the meaning ascribed to it in section "5.1" hereinbelow;

(bm)    "subsidiary" means any company or Company of which more than fifty percent (50%) of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or Company) are for the time being owned by or held for a company and/or any other company in like relation to the company, and includes any company in like relation to the subsidiary;

(bn)     "Trading Transferred Share" has the meaning ascribed to it in section "2.7" hereinbelow,

(bo)     "Transfer Agent" means the Purchaser's existing registrar and transfer agent for its common shares, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(bp)     "Transfer Documents" has the meaning ascribed to it in section "7.1" hereinbelow,

(bq)     "Unit" has the meaning ascribed to it in section "4.1" hereinbelow;

(br)     "Unit For Debt" has the meaning ascribed to it in section "2.6" hereinbelow;

(bs)     "Vendors" means the shareholders of CellCyte Genetics Corporation, a company incorporated under the laws of the State of Washington, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action; and

(bt)     "Warrant" has the meaning ascribed to it in section "4.1" hereinbelow.

1.2                   Schedules and Exhibit. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules and Exhibit which are attached to this Agreement and which form a material part hereof:

Schedule	Description of Schedule
Schedule "A":	Purchased Shares, Vendors and Securities;
Schedule "A":	Agreement In Principle;
Schedule "B"	Company's Financial Statements;
Schedule "D":	Company's Intellectual Property;
Schedule "E":	Company's Leases;
Schedule "F":	Company's Contracts of Employment;
Schedule "G":	Company's Material Contracts;
Schedule "H":	Company's List of Bank Accounts etc.;
Schedule "I":	Purchaser's Financial Statements;
Schedule "J":	Purchaser's Material Contracts;
Schedule "K":	Purchaser's List of Bank Accounts etc.; and

Exhibit
Form of Release and legal opinions from each Parties' counsel.

1.3                   Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,:

(a)       the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)       any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)       words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
PURCHASE AND SALE OF THE PURCHASED SHARES

2.1                   Purchase and sale. Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Articles "3" and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "5" hereinbelow, the Vendors hereby agree to assign, sell and transfer at the Closing Date all of their respective right, entitlement and interest in and to all of the Purchased Shares to the Purchaser and the Purchaser hereby agrees to purchase all of the Purchased Shares from the Vendors on the terms and subject to the conditions contained in this Agreement.

2.2                   Purchase Price for the Vendors. The total purchase price (the "Purchase Price") for all of the Purchased Shares will be satisfied by the Purchaser's issuance and delivery to the Vendors, in the manner set forth herein, of an aggregate of 16,000,000 restricted common shares in the capital of the Purchaser (each a "Purchase Price Share") at the closing (the "Closing") on the Closing Date at a deemed issuance price of U.S. $1.50 per Purchase Price Share.

                      Unless otherwise directed by the Vendors prior to Closing, the Purchaser is expected to issue the Purchase Price Shares to the Vendors pro rata in accordance with each Vendor's respective Purchased Share shareholding in and to the Company and outstanding as at the Closing Date; with all fractions greater than or equal to one-half being rounded up and all fractions less than one-half being rounded down.

2.3                   Restricted Additional Transferred Shares for the Vendors. In addition to the Purchase Price Shares to be issued by the Purchaser to the Vendors at Closing and in the manner as set forth in section "2.2" hereinabove, and subject to the remaining terms and conditions hereof and based upon the representations and warranties contained in Articles "3" and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "5" hereinbelow, at Closing the Purchaser will be required to cause a certain existing founding shareholder of the Company (that being Robert Harris; a current director of the Purchaser and herein the "Founding Shareholder") to transfer an aggregate of 18,750,000 restricted and issued and outstanding common shares from the holdings of such Founding Shareholder in and to the Purchaser (each an "Additional Transferred Share") to the order and direction of the Vendors at a deemed transfer price of U.S. $0.001 per Additional Transferred Share of the Founding Shareholder.

                      In this regard it is hereby acknowledged and agreed that, where the context so requires, each of the Purchase Price Shares and the Acquisition Transferred Shares will be referred to, individually, as an "Acquisition Share" herein.

2.4                   Resale restrictions and legending of Acquisition Share certificates. The Vendors hereby acknowledge and agree that the Purchaser makes no representations as to any resale or other restriction affecting the Acquisition Shares and that it is presently contemplated that the Purchase Price Shares will be issued by the Purchaser to the Vendors and that the Additional Transferred Shares will be transferred to the Vendors by the Founding Shareholder in reliance upon the exemptions contained in certain sections of the United States Securities Act of 1933 (the "Securities Act"), that the Acquisition Shares will be "restricted securities" as defined by Rule 144(a)(3) promulgated under the Securities Act and that the Acquisition Shares will be subject to a trading restriction in the United States for a period of at least 12 months from the Closing Date. In addition, the Vendors hereby also acknowledge and agree that the within obligation of the Purchaser to issue the Purchase Price Shares and to arrange for the completion of the within obligation of the Founding Shareholder to transfer the Acquisition Transferred Shares pursuant to sections "2.2" and "2.3" hereinabove will be subject to each of the Purchaser and the Founding Shareholder being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws in respect of each of the Vendors, the Purchased Shares, the Founding Shareholder and the Acquisition Shares.

                      The Vendors hereby also acknowledge and understand that neither the sale of the Acquisition Shares which the Vendors are acquiring nor any of the Acquisition Shares themselves have been registered under the Securities Act or any state securities laws, and, furthermore, that the Acquisition Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Vendors also acknowledge and understand that the certificates representing the Acquisition Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the Regulatory Authorities:

"The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions.";

and the Vendors hereby consent to the Purchaser making a notation on its records or giving instructions to any Transfer Agent of the Purchaser in order to implement the restrictions on transfer set forth and described hereinabove.

                      The Vendors also acknowledge and understand that:

(a)       the Acquisition Shares are restricted securities within the meaning of "Rule 144" promulgated under the Securities Act;

(b)       the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance and transfer of the Acquisition Shares to the Vendors, and even then will not be available unless (i) a public trading market then exists for the common stock of the Purchaser, (ii) adequate information concerning the Purchaser is then available to the public; (iii) all periodic reports required to be filed by the Purchaser have been filed; and (iv) other terms and conditions of Rule 144 are complied with; and

(c)       any sale of the Acquisition Shares may be made by the Vendors only in limited amounts in accordance with such terms and conditions.

2.5                   Interim secured Loan to the Company, the Security therefore and Conversion into Loan Units of the Purchaser. In conjunction with and as a condition to the entering into of the Agreement In Principle and this Agreement by the Parties hereto, it is hereby acknowledged and agreed that the Purchaser, on behalf of itself or its various investors (in each such case being a "Lender" herein), has thereby and hereby already advanced by way of a loan to the Company (the "Loan") the aggregate principal sum of U.S. $1,000,000 (collectively, the "Principal Sum"), and which Principal Sum, from the date of advancement, has interest accruing on the Principal Sum Loan amount at the rate of five percent (5%) per annum, compounded semi-annually and not in advance (the "Interest") prior to maturity (the "Maturity"); and which Maturity shall be 120 calendar days from the date of advancement of such Principal Sum by way of Loan hereunder.

                      In this regard the Parties hereby acknowledge and agree that, as contemplated by the Agreement In Principle, such Principal Sum and Interest has been secured, contemporaneously with the advancement of the Principal Sum funds under such Loan, by way of a senior, subordinated (subordinated only to the Company's existing banking indebtedness), fixed and floating charge on all of the assets of the Company. In this regard it is hereby also acknowledged and agreed that, upon the completion of the within purchase and sale, it is intended, subject to the Purchaser's prior receipt of appropriate accounting and legal advice, that the Loan from the Purchaser will simply be forgiven, or become an inter-company account as the situation may require.

                      The Parties hereby also acknowledge and agree that, notwithstanding the status of this Agreement or the completion of the within purchase and sale, and as contemplated by the Agreement In Principle, each Lender (excluding the Purchaser) will have the right and option, exercisable until 5:00 p.m. (Vancouver time) on the date of Maturity of each such Loan, to convert any Principal Sum, Interest or any other sum outstanding under any Loan from such Lender to the Company as contemplated herein (collectively, the "Outstanding Indebtedness") into units of the Purchaser (each a "Loan Unit"), at a deemed settlement and issuance price of U.S. $1.50 per Loan Unit for that portion of Outstanding Indebtedness which is then being so converted by such Lender (the "Conversion" in each such instance), with each such Loan Unit being comprised of one common share and one non-transferable share purchase warrant of the Purchaser (each a "Loan Warrant"), and with each such Loan Warrant being exercisable for one additional common share of the Purchaser for a period ending at the earlier of (i) 18 months from the date of issuance of the within Loan Units by the Purchaser and (ii) 12 months from the effective date of the Purchaser's proposed "Registration Statement", if any, pursuant to which the Loan Warrant common shares underlying the Loan Warrants are to be proposed for registration under the Securities Act at an exercise price of U.S. $3.00 per Loan Warrant common share in each such instance; and with the further understanding that the common shares and the Loan Warrant common shares forming part of the Loan Units will carry piggy-back registration rights. In this regard it is hereby acknowledged and agreed that the right of Conversion after the date of Maturity will be in the sole and absolute discretion of the Purchaser to extend.

2.6                   Units For Debt in the Purchaser for Company Creditors. Subject to the remaining terms and conditions hereof and based upon the representations and warranties contained in Articles "3" and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "5" hereinbelow, at Closing the Company will cause, and the Purchaser will agree that, all substantive, material and bona fide creditors of the Company (collectively, the "Company's Creditors"); and currently representing an aggregate of U.S. $1,017,088 in principal and interest which is due and owing by the Company to the Company's Creditors (collectively, the "Debt Amount"); will cause such Company's Creditors to settle all such Debt Amount within the Company for units of the Purchaser (each a "Unit For Debt"), at a deemed settlement and issuance price of U.S. $1.50 per Unit For Debt, with each such Unit For Debt being identical to the within Loan Units and being comprised of one common share and one Loan Warrant in each such instance; and with the further understanding that the common shares and the Loan Warrant common shares forming part of the Units For Debt will also carry piggy-back registration rights.

2.7                   Trading Transferred Shares to the order of the Vendors. In addition to the Acquisition Shares to be issued and transferred to the Vendors at Closing and in the manner as set forth in sections "2.2" and "2.3" hereinabove, and subject to the remaining terms and conditions hereof and based upon the representations and warranties contained in Articles "3" and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "5" hereinbelow, at Closing the Purchaser will also be required to cause certain existing shareholders of the Company (each an "Existing Shareholder") to transfer an aggregate of 2,500,000 unrestricted (free-trading) and issued and outstanding common shares from the holdings of such Existing Shareholders in and to the Purchaser (each a "Trading Transferred Share") to the order and direction of the Vendors at a deemed transfer price of U.S. $0.001 per Trading Transferred Share of the Existing Shareholders.

2.8                   Cancellation of all Company Options and Warrants for compensation in the Company. Subject to the remaining terms and conditions hereof and based upon the representations and warranties contained in Articles "3" and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "5" hereinbelow, at Closing the Company will cause all existing stock option holders in and to the Company to cancel each of their existing stock options within the Company (each a "Company Option") and, furthermore, the Company will cause all existing common share purchase warrant holders in and to the Company to cancel each of their existing share purchase warrants in and to the Company (each a "Company Warrant"; and collectively, the "Cancellation"), in consideration of the Purchaser, at Closing:

(a)       providing the Company's existing Company Option holders with the collective right and stock options to purchase an aggregate of not less than 2,000,000 common shares of the Purchaser, at an exercise price of U.S. $1.50 per common share (each being a "Purchaser Option"); it being acknowledged and agreed that all such Purchaser Options will be exchanged as Purchaser Options for the Company Options then under Cancellation and in consideration of the ongoing involvement of any such Company Option holders in and to the resulting Purchaser company; and

(b)       providing the Company's existing Company Warrant holders with the collective right to purchase an aggregate of not less than 205,000 common shares of the Purchaser, at a cashless exercise price of U.S. $1.50 per common share (each being a "Purchaser Warrant"); it being acknowledged and agreed that all such Purchaser Warrants will be exchanged as Purchaser Warrants for the Company Warrants then under Cancellation and, furthermore, with the understanding that the common shares underlying the exercise of the Purchaser Warrants will carry piggy-back registration rights.

2.9                   Other securities. If and to the extent that the Vendors or any other party related, associated or affiliated with the Vendors has any absolute, contingent, optional, pre-emptive or other right to acquire any securities in the capital of the Company, it is hereby acknowledged and agreed by the Vendors that such party shall be conclusively deemed, as and from the Closing, to have transferred the same to the Purchaser to the fullest extent permitted by law, and to otherwise hold the same in trust for and at the discretion of the Purchaser.

2.10                 Costs. It is hereby acknowledged and agreed by the Parties hereto that while any portion of any Outstanding Indebtedness is outstanding hereunder, and should this Agreement have terminated due solely to either the breach, default or failure to perform thereunder by either of the Vendors or the Company, the Company will remain responsible for all fees and expenses and including, without limitation, all legal, accounting, sponsorship, regulatory and filing fees and expenses, and otherwise, in connection with the preparation and execution of this Agreement, all corporate and statutory materials in conjunction with this Agreement, all filings with any Regulatory Authority as may have jurisdiction over either the Company or the Purchaser in conjunction with the completion of this Agreement and all documentation necessarily incidental thereto; and which fees and expenses shall be added to and form part of the Outstanding Indebtedness hereunder.

2.11                 Standstill provisions. In consideration of the Parties' within agreement to purchase and sell the Purchased Shares and to enter into the terms and conditions of this Agreement, each of the Parties hereby undertake for themselves, and for each of their respective agents and advisors, that they will not until the earlier of the Closing Date or the termination of this Agreement approach or consider any other potential purchasers, or make, invite, entertain or accept any offer or proposal for the proposed sale of any interest in and to any of the Purchased Shares or the assets or the respective business interests of the Company or the Purchaser, as the case may be, or, for that matter, disclose any of the terms of this Agreement, without the Parties' prior written consent. In this regard each of the Parties hereby acknowledges that the foregoing restrictions are important to the respective businesses of the Parties and that a breach by any of the Parties of any of the covenants herein contained would result in irreparable harm and significant damage to each affected Party that would not be adequately compensated for by monetary award. Accordingly, the Parties hereby agree that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties hereby also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, they agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
BY THE COMPANY AND THE VENDORS

3.1                   General representations, warranties and covenants by the Company and the Vendors. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors and the Company hereby represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry (and for the purposes of the following warranties, representations and covenants, "Company" shall mean the Company and any and all subsidiaries of the Company, as the context so requires):

(a)       the Company is duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws except where the failure to be so qualified would not reasonably be expected to result in a Company Material Adverse Effect (as hereinafter defined), and each of the Company and, where applicable, the Vendors, has the requisite power, authority and capacity to own and use all of their respective business assets and to carry on the Company's Business as presently conducted by them;

(b)       except as set forth in the "Company's Disclosure Schedule"; an updated copy of such Company's Disclosure Schedule accompanying the Company's delivery of this Agreement; the Company owns and possess and has good and marketable title to and possession of all of its Company's Assets and business assets free and clear of all liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever (collectively, the "Liens");

(c)       except as set forth in the Company's Disclosure Schedule, the Company holds all material licenses and permits required for the conduct in the ordinary course of its operations of the Company's Business and for the uses to which its Company's Assets have been put in each case except where the failure to hold all such licenses and permits would not reasonably be expected to result in a Company Material Adverse Effect (as hereinafter defined) and are in good standing, and such conduct and uses are in compliance in all material respects with all material laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Company and to its business assets, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

(d)       the Company's Disclosure Schedule sets forth, for the Company, its authorized capital stock as well as the name of each holder of any issued and outstanding shares of capital stock of the Company as well as the number of shares so held. All of the issued and outstanding shares of capital stock of the Company are and will be fully paid and non-assessable as at Closing;

(e)       there will be no shares in the capital of the Company issued or allotted or agreed to be issued or allotted to any persons or entities other than the Vendors herein at Closing;

(f)       the Vendors have good and marketable title to and are the legal, registered and beneficial owners of all of the Purchased Shares;

(g)       the Purchased Shares are validly issued and outstanding and fully paid and non-assessable and are free and clear of actual liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever other than restrictions that may be imposed by applicable securities laws;

(h)       there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of any of the Vendors or the Company), pending or threatened, which may affect, without limitation, the rights of the Vendors to transfer any of the Purchased Shares to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Purchased Shares. In addition, the Vendors and the Company are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(i)       the Vendors have the power and capacity to own and dispose of the Purchased Shares;

(j)       this Agreement constitutes a legal, valid and binding obligation of each of the Company and the Vendors, enforceable against each of the Company and the Vendors in accordance with its respective terms, except (i) as enforcement may be limited by laws of general application affecting the rights of creditors and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any such proceeding may be brought;

(k)       subject to the completion of the Cancellation, as of the date hereof the Company has not committed itself to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:

(i)       to require it to issue any further or other shares in its share capital, or any other security convertible or exchangeable into shares in its share capital, or to convert or exchange any securities into or for shares in its share capital;

(ii)      for the issue and allotment of any of the authorized but unissued shares in its share capital;

(iii)     to require it to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its share capital; or

(iv)      to purchase or otherwise acquire any shares in its share capital;

(l)       no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Purchased Shares;

(m)      except as set forth in the Company's Disclosure Schedule, and except as will be provided for in the Company's consolidated and comparative audited financial statements for their most recently completed financial period to be provided prior to Closing (as at December 31, 2006; and, collectively, the "Company's Financial Statements"), there are no material liabilities, contingent or otherwise, existing on the date hereof in respect of which the Company may be liable on or after the completion of the transactions contemplated by this Agreement which would be required to be reflected on a balance sheet prepared in accordance with United States generally accepted accounting principles ("GAAP") other than:

(i)       liabilities disclosed or referred to in this Agreement; and

(ii)      liabilities incurred in the ordinary course of the Company's Business, none of which are materially adverse to the business, operations, affairs or financial condition of the Company;

(n)       no dividend or other distribution by the Company will be declared, paid or authorized up to and including the Closing Date, and the Company has not and has not committed itself to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of its business;

(o)       except as set forth in the Company's Disclosure Schedule, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of each of the Company and the Vendors, threatened in writing against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency which if determined adversely would be likely to have a Company Material Adverse Effect (as hereinafter defined);

(p)       except as set forth in the Company's Disclosure Schedule, the Company is in material compliance with all laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it, except where the failure to be in such compliance would not reasonably be likely to have a Company Material Adverse Effect (as hereinafter defined);

(q)       except as set forth in the Company's Disclosure Schedule, the Company has not experienced, nor is the Company or any of the Vendors aware of, any occurrence or event which has had, or might reasonably be expected to have, a Company Material Adverse Effect (as hereinafter defined);

(r)       except as set forth in the Company's Disclosure Schedule, the Company is not, nor until or at the Closing Date will it be, in breach of any provision or condition of, nor has it done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that it would be expected to result in a Company Material Adverse Effect (as hereinafter defined);

(s)       the Company has not committed to making and until the Closing Date will not make or commit itself to:

(i)       guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation; or

(ii)      waive or surrender any right of material value;

(t)       until the Closing Date the Company will:

(i)       maintain its assets in a manner consistent with and in compliance in all material respects with applicable law; and

(ii)      not enter into any material transaction or assume or incur any material liability outside the normal course of its business without the prior written consent of the Purchaser;

(u)       the Company and the Vendors acknowledge and agree that the Acquisition Shares have not been and will not be qualified or registered under the any federal or state securities laws of the United States and, as such, the Vendors may be restricted from selling or transferring such Acquisition Shares under applicable law;

(v)       each of the Vendors realizes that the sale of the Purchased Shares in exchange for the Purchase Price Shares will be a highly speculative investment and that each of the Vendors is able, without impairing each of the Vendor's respective financial conditions, to hold the Purchase Price Shares for an indefinite period of time and to suffer a complete loss on their investment. In addition, the Vendors have such knowledge and experience in financial and business matters that the Vendors are capable of evaluating the merits and risks of the prospective investment, and the Vendors have not received, nor have the Vendors requested or do the Vendors require to receive, any offering memorandum or a similar document describing the business and affairs of the Purchaser in order to assist the Vendors in entering into this Agreement and in consummating the transactions contemplated herein;

(w)       the Vendors have not received, nor have any of the Vendors requested or do any of the Vendors require to receive, any offering memorandum or a similar document describing the business and affairs of the Purchaser in order to assist the Vendors in entering into this Agreement and in consummating the transactions contemplated herein;

(x)       each of the Vendors is acquiring the Acquisition Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Each of the Vendors is an "accredited investor", as that term is used in the Securities Act, and each Vendor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquisition Shares and is capable of bearing the economic risks of such investment. Each of the Vendors has adequate means of providing for its current needs and possible contingencies, and has no need for liquidity in the Acquisition Shares, and understands that the Acquisition Shares have not been, and will not be, registered under the Securities Act, or any state securities laws, in reliance on exemptions from registration thereunder for private offerings;

(y)       each of the Vendors has conducted, to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Purchaser and, in making its determination to proceed with the transactions contemplated by this Agreement, each of the Vendors has relied on the results of its own independent investigation and verification and the representations and warranties of the Purchaser expressly and specifically set forth in this Agreement. Such representations and warranties by the Purchaser constitute the sole and exclusive representations and warranties of the Purchaser to the Company and the Vendors in connection with the transactions contemplated hereby, and each of the Company and the Vendors understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, assets or liabilities of the Purchaser or the quality, quantity or condition of the assets of the Purchaser) are specifically disclaimed by the Purchaser. The Purchaser does not make or provide, and the Company and the Vendors hereby waive, any warranty or representation, express or implied, as to the quality, merchantability, fitness for a particular purpose, conformity to samples, or condition of the Purchaser's respective assets or any part thereto;

(z)       the Company has, and shall have until repayment in full of any Principal Sum and any Interest accrued thereon under the within interim Loan, all requisite power and authority to enter into any Loan arrangement and to grant the security interest which may be required by the Purchaser or its various Lenders as a condition of the Loan, and any such Loan and the security and supporting documents have been duly and validly authorized, executed and delivered by the Company to the Purchaser or its various Lenders and are valid obligations of and legally binding on the Company enforceable in accordance with each of their respective terms;

(aa)     at Closing each of the Company and the Vendors will have executed and provided each other with a mutually acceptable form of final release and indemnification respecting any and all claims which any of such Parties had, or may have had, against any such other Party prior to Closing (the "Release");

(ab)     to the actual knowledge, information and belief of each of the Company and the Vendors, the execution of this Agreement, except as set forth on the Company's Disclosure Schedule, the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)       conflict with or result in a breach of or violate any of the terms, conditions or provisions of the certificate of incorporation, bylaws or similar organizational documents of either of the Company or the Vendors;

(ii)      conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which either of the Company or any of the Vendors is subject, or constitute or result in a default under any agreement, contract or commitment to which either of the Company or any of the Vendors is a party;

(iii)     give to any party the right of termination, cancellation or acceleration in or with respect to any material agreement, contract or commitment to which either of the Company or any of the Vendors is a party;

(iv)      give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to either of the Company or to any of the Vendors which is necessary in connection with the conduct and operations of the Company's Business and the ownership or leasing of its business assets; or

(v)       constitute a default by either of the Company or any of the Vendors, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Company or any of the Vendors which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(ac)     prior to Closing the Company will cause all substantive, material and bona fide Company's Creditors; and currently representing an aggregate of U.S. $1,017,088 in Debt Amount principal and interest which is due and owing by the Company to the Company's Creditors; to settle all such Debt Amount within the Company for Units For Debt of the Purchaser, at a deemed settlement and issuance price of U.S. $1.50 per Unit For Debt, with each such Unit For Debt being identical to the within Loan Units and being comprised of one common share and one Loan Warrant in each such instance; and with the further understanding that the common shares and the Loan Warrant common shares forming part of the Units For Debt will also carry piggy-back registration rights;

(ad)     prior to Closing the Company will cause all existing Company Option holders in and to the Company to provide for the Cancellation of each of their existing Company Options within the Company and, furthermore, the Company will cause all existing Company Warrant holders in and to the Company to provide for the Cancellation of each of their existing Company Warrants in and to the Company, all in consideration of the Purchaser, at Closing:

(i)       providing the Company's existing Company Option holders with the collective right and stock option to purchase an aggregate of not less than 2,000,000 Purchaser Options, at an exercise price of U.S. $1.50 per common share; and

(ii)      providing the Company's existing Company Warrant holders with Purchaser Warrants for the collective right to purchase an aggregate of not less than 205,000 common shares of the Purchaser, at a cashless exercise price of U.S. $1.50 per common share; it being acknowledged and agreed that the common shares underlying the exercise of the Purchaser Warrants will carry piggy-back registration rights;

(ae)     no proceedings are pending for, and the Company and Vendors are unaware of, any basis for the institution of any proceedings leading to their respective dissolution or winding up, or the placing of the Company or the Vendors in bankruptcy or subject to any other laws governing the affairs of insolvent Company or persons;

(af)     the trademarks, trade names, business names, patents, inventions, know-how, copyrights, software, source code, object code, service marks, brand names, industrial designs and all other industrial or intellectual property owned or used by the Company in carrying on the Company's Business and all applications therefor and all goodwill connected therewith and including, without limitation, all licences, registered user agreements and all like rights used by or granted to the Company in connection with the Company's Business and all right to register or otherwise apply for the protection of any of the foregoing (collectively the "Intellectual Property") included on Schedule "D" to this Agreement constitute all of the Intellectual Property of the Company;

(ag)     the Intellectual Property comprises all trade marks, trade names, business names, patents, inventions, know-how, copyrights, software, source code, object code, service marks, brand marks, industrial designs and all other industrial or intellectual property necessary to conduct the Company's Business;

(ah)     except as disclosed in the Company's Disclosure Schedule, the Company is the beneficial owners of the Intellectual Property free and clear of all liens, charges or encumbrances of any kind whatsoever, and the Company is not party to or bound by any agreement or other obligation of any kind whatsoever that limits or impairs their ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property;

(ai)     except as disclosed in the Company's Disclosure Schedule, no person has been granted any interest in or right to use all or any portion of the Intellectual Property and they are not aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person by the Company, nor has the Company received any notice that the conduct of the Company's Business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, and they, after due inquiry, do not have any knowledge of any infringement or violation of any of the rights of the Company in the Intellectual Property;

(aj)     the conduct of the Company's Business does not infringe upon the patents, trade marks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person and they are not aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property;

(ak)     the Company does not have and does not use any service mark, tradename or trademark except as disclosed as part of the Company's Intellectual Property;

(al)     save and except as set forth in the Company Disclosure Schedule, the Company has good and marketable title to all of its Company's Intellectual Property, Company's Business, Company's Assets, properties and interests in properties, real and personal, including those reflected in the Company's Financial Statements or which have been acquired since the date of the latest Company's Financial Statements (except for those which have been transferred, sold or otherwise disposed of in the ordinary or normal course of business), free and clear of all encumbrances, and none of the Company's properties or the Company's Assets is in the possession of or under the control of any other person;

(am)     save and except as set forth in the Company Disclosure Schedule, the Company has no equipment, other than the personal property or fixtures in the possession or custody of the Company which, as of the date hereof, is leased or is held under license or similar arrangement;

(an)     except for the real property leases and the contracts of employment which are set forth in Schedules "E" and "F", respectively, which are attached hereto and which form a material part hereof, the Company is not party to or bound by any other material contract, whether oral or written, other than the contracts and agreements as set forth in Schedule "G" which is attached hereto and which forms a material part hereof;

(ao)     as to the contracts listed in Schedule "G" which is attached hereto:

(i)       each such contract is in full force and effect and unamended;

(ii)      no material default exists in respect thereof on the part of either the Company or any other party thereto;

(iii)     each such contract does not involve the Vendor or any non-arm's length party except where described; and

(iv)      neither the Vendors nor the Company is aware of any intention on the part of any other party thereto to terminate or materially alter any such contract;

(ap)     the Company has no consulting or employment agreements, whether written or otherwise, except for those which are set forth in Schedule "G" which is attached hereto;

(aq)     Schedule "H" which is attached hereto and which forms a material part hereof is a true and complete list showing the name of each bank, trust company or similar institution in which the Company has accounts or safety deposit boxes, the identification numbers of each such account or safe deposit box, the names of all persons authorized to draw therefrom or to have access thereto and the number of signatories required on each account. In addition, Schedule "H" also includes a list of all non-bank account numbers, codes and business numbers used by the Company for the purposes of remitting tax, dues, assessments and other fees;

(ar)     the Company utilizes no product warranties, guarantees or product return policies;

(as)     the most recently completed and consolidated audited Company's Financial Statements as at December 31, 2006 are true and correct in every respect and present fairly the financial position of the Company as at its most recently completed financial period and the results of its operations for the period then ended in accordance with generally accepted accounting principles on a basis consistently applied; a copy of said Company's Financial Statements being attached hereto as Schedule "C";

(at)     the Company's Financial Statements and the books and records of the Company are true and correct in every material respect, were prepared in accordance with generally accepted accounting principles and fairly reflect the Company's Business, property, the Company's Assets and the financial position of the Company as at the date of the Company's Financial Statements and any such books and records and the results of the operations for the period then ended, and there have been no adverse changes in the Company's Business or affairs of the Company since the date of the Company's Financial Statements and any such books and records;

(au)     since December 31, 2006:

(i)       there has not been any material adverse change in the financial position or condition of the Company or any damage, loss or other change in circumstances materially affecting the Company's Business or properties or the Company's right or capacity to carry on business;

(ii)      the Company has not waived or surrendered any right of material value;

(iii)     the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and

(iv)      the Company's Business has been carried on in the ordinary course;

(av)     save and except for those matters which are listed in Schedule "C" which is attached hereto, there are no liabilities, contingent or otherwise, of the Company not disclosed or reflected in the Company's Financial Statements, except those incurred in the ordinary course of business of the Company since December 31, 2006;

(aw)     save and except for any outstanding advances, salaries, wages and/or employment-related expenses which are set forth in the Company's Financial Statements, the Company is not indebted to any of the Vendors or to any affiliate or associate of the Company or of the Vendors;

(ax)     save and except as set forth in the Company's Financial Statements, no payments of any kind have been made or authorized by or on behalf of the Company to or on behalf of any of the Vendors or to or on behalf of any directors, officers, shareholders or employees of the Company or under any management agreements with the Company other than in the ordinary course of business;

(ay) except as otherwise provided for herein, the Vendors and the Company have not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

(az)     save and except for those matters which are listed in Schedule "G" which is attached hereto, the Company does not have any contracts, agreements, undertakings or arrangements, whether oral, written or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, directors, officers, lawyers or others which cannot be terminated, without penalty, on no more than 12 month's notice;

(ba)     save and except as set forth in the Company's Financial Statements, neither the Vendors, nor any directors, officers or employees of the Company, are now indebted or under obligation to the Company on any account whatsoever other than in the ordinary course of business;

(bb)     all material transactions of the Company and including, without limitation, all directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with its books and records;

(bc)     the Vendors and the Company have the full authority and capacity required to enter into this Agreement and to perform their respective obligations hereunder;

(bd)     prior to Closing the Company will have obtained all authorizations and approvals or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities, if applicable, from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Company which will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Company may be subject;

(be)     the Company will, for a period of at least five business days prior to the Closing Date, during normal business hours:

(i)       make available for inspection by the counsel, auditors and representatives of the Purchaser, at such location as is appropriate, all of the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Purchaser; provided such persons do not unduly interfere in the operations of the Company;

(ii)      authorize and permit such persons at the risk and the sole cost of the Purchaser, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its respective places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and

(iii)     require the Company's management personnel to respond to all reasonable inquiries concerning the Company's Business and assets or the conduct of its business relating to its liabilities and obligations;

(bf)     the Vendors and the Company will give to the Purchaser, within at least five business days prior to the Closing Date, by written notice, particulars of:

(i)       each occurrence within the Vendors' and the Company's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Vendors' or the Company's respective representations or warranties contained herein; and

(ii)      each occurrence or omission within the Vendors' and the Company's knowledge after the Execution Date that constitutes a breach of any of the Vendors' or the Company's respective covenants contained in this Agreement;

(bg)     each of the attached Schedules contains all material information for each particular Schedule listed therein and there are no omissions of material information by the Company;

(bh)     except for the representations and warranties contained in this Agreement (including the Company's Disclosure Schedule), neither the Vendors nor the Company make any express or implied representation or warranty, and the Vendors and the Company hereby disclaim any such representation or warranty with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(bi)     neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of any of the Vendors or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Purchaser to enter into this Agreement; and

(bj)     the Vendors and the Company are not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

3.2                   Continuity of the representations, warranties and covenants by each of the Vendors and the Company. The representations, warranties and covenants by each of the Vendors and the Company contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Purchaser or by the Purchaser's professional advisors prior to the Closing Date, or the waiver of any condition by the Purchaser, the representations, warranties and covenants of each of the Vendors and the Company contained in this Article shall survive the Closing Date and shall continue in full force and effect for a period of one calendar year from the Closing Date; provided, however, that the Vendors and the Company shall not be responsible for the breach of any representation, warranty or covenant of either of the Vendors or the Company contained herein caused by any act or omission of the Purchaser prior to the Effective Date hereof of which any of the Vendors or the Company were unaware or as a result of any action taken by the Purchaser after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Purchaser, then the Vendors and/or the Company, as the case may be, will, in accordance with the provisions of Article "15" hereinbelow, pay the amount of such loss or damage to the Purchaser within 30 calendar days of receiving notice of judgment therefore; provided that the Purchaser will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.00.

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER

4.1                   Warranties, representations and covenants by the Purchaser. In order to induce each of the Company and the Vendors to enter into this Agreement and to consummate the transactions hereby, the Purchaser represents and warrants to each of the Company and the Vendors that, to the best of the knowledge, information and belief of the Purchaser (and for the purposes of the following warranties, representations and covenants "Purchaser" shall mean the Purchaser and any subsidiary of the Purchaser, if any, as the context so requires):

(a)       the Purchaser is duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)       the Purchaser has the requisite power, authority and capacity to own and use all of its business assets and to carry on its business as presently conducted by it;

(c)       except set forth in the "Purchaser's Disclosure Schedule"; an updated copy of such Purchaser's Disclosure Schedule accompanying the Purchaser's delivery of this Agreement; the Purchaser owns and possesses and has good and marketable title to and possession of all of its business assets free and clear of all actual or threatened Liens;

(d)       except as set forth in the Purchaser's Disclosure Schedule, the Purchaser holds all licenses and permits required for the conduct in the ordinary course of the operations of its business and for the uses to which its business assets have been put and are in good standing, and such conduct and uses are in compliance in all material respects with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Purchaser, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

(e)       this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(f)       the authorized capital of the Purchaser consists of 525,000,000 common shares, with a par value of U.S. $0.001 per common share, of which 38,990,000 common shares are currently issued and outstanding. All of the outstanding shares of capital stock or other equity interest of the Purchaser are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the Purchaser's Disclosure Schedule, (i) all of the issued and outstanding shares of capital stock or other equity interest of the Purchaser are free and clear of all Liens, (ii) there are no outstanding securities convertible into or exchangeable for capital stock or other equity interests of the Purchaser, (iii) there are no outstanding or authorized options, preferred stock, restricted stock, warrants, calls, rights (preemptive or otherwise), subscriptions, rights of first refusal or first offer, or other rights, benefit plan, agreements, arrangements or commitments of any character, obligating the Purchaser to issue, transfer or sell or cause to be issued, transferred or sold any shares of its capital stock or other equity interest (other than to the Vendors pursuant to this Agreement), (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Purchaser, (v) no shares of capital stock or other equity interests of the Purchaser are reserved for issuance or are held as treasury shares, (vi) there are no contracts, understandings or restrictions relating to the capital stock or other equity interest of the Purchaser, whether or not outstanding, (vii) there are no contracts affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of any of the capital stock or other equity interests of the Purchaser, or securities or obligations of any kind convertible into any shares of the capital stock or other equity interests of the Purchaser and (viii) none of the issued and outstanding capital stock or other equity interests of the Purchaser were issued in violation of any preemptive rights or rights of first refusal or first offer;

(g)       all of the issued and outstanding shares of the Purchaser are listed and posted for trading on the OTCBB, and the Purchaser is in compliance in all material respects with all of its requirements of the OTCBB, the Securities Act, the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any rules and regulations promulgated thereunder by the SEC;

(h)       all registration statements, reports and proxy statements filed by the Purchaser with the SEC, and all registration statements, reports and proxy statements required to be filed by the Purchaser with the SEC, will have been filed by the Purchaser under the Exchange Act, will have been filed in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder and no such registration statements, reports or proxy statements will have contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i)       the Purchaser will allot and issue the Purchase Price Shares on the Closing Date in accordance with section "2.2" hereof as fully paid and non-assessable in the capital of the Purchaser free and clear of all Liens, other than hold periods or other restrictions imposed under applicable securities legislation;

(j)       up to and including the Closing Date the Purchaser will not commit itself to:

(i)       redeem or acquire any shares in its share capital;

(ii)      declare or pay any dividend;

(iii)     make any reduction in or otherwise make any payment on account of its paid-up capital; or

(iv)      effect any subdivision, consolidation (except as required by the terms of this Agreement) or reclassification of any of its share capital;

(k)       up to and including the Closing Date the Purchaser will not commit itself to:

(i)       acquire or have the use of any property from a person, corporation or entity with whom it was not dealing with at arm's length; or

(ii)      dispose of anything to a person, corporation or entity with whom it was not dealing with at arm's length for proceeds less than the fair market value thereof;

(l)       except for the proposed payment and/or issuance of common shares of the Purchaser as a finder's fee in conjunction with the successful completion of this Agreement, and except for any finder's fees or commissions which may be payable or issuable by the Purchaser in conjunction with the completion of its proposed Private Placement as set forth hereinbelow, the Purchaser has not retained, employed or introduced any other broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

(m)      except as otherwise contemplated herein, up to and including the Closing Date the Purchaser will not commit itself to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:

(i)       to require it to issue any further or other shares in its share capital, or any other security convertible or exchangeable into shares in its share capital, or to convert or exchange any securities into or for shares in its share capital;

(ii)      for the issue and allotment of any of the authorized but unissued shares in its share capital;

(iii)     to require it to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its share capital; or

(iv)      to purchase or otherwise acquire any shares in its share capital;

(n)      except as set forth in the Purchaser's Disclosure Schedule, there are no material liabilities, contingent or otherwise, in respect of which the Purchaser may be liable on or after the completion of the transactions contemplated hereby other than liabilities incurred in the ordinary course of business, none of which are materially adverse to the business, operations, affairs or financial conditions of the Purchaser;

(o)       no dividend or other distribution by the Purchaser will have been made, declared or authorized since its incorporation, nor will any be declared, paid or authorized up to and including the Closing Date, and the Purchaser will not commit itself to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of its business;

(p)       except as set forth in the Purchaser's Disclosure Schedule, there are no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Purchaser, threatened against or affecting the Purchaser at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(q)       except as set forth in the Purchaser's Disclosure Schedule, the Purchaser is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

(r)       except as set forth in the Purchaser's Disclosure Schedule, the Purchaser will have not experienced, nor will the Purchaser be aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Purchaser's business or on the results of its operations;

(s)       up to and including the Closing Date there has been and will be prepared and filed on a timely basis all federal and provincial income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Purchaser had or ought reasonably to have had knowledge, required to be or reasonably capable of being filed up to the Closing Date, with respect to the operations of the Purchaser, and no such returns, elections, designations, notices or reports contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, is true, correct and complete in all material respects;

(t)       save and except as set forth in the Purchaser Disclosure Schedule, adequate provision has been made and will be made for taxes payable by the Purchaser for the current period for which a tax return is not yet required to be filed and, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry, there are no contingent tax liabilities of the Purchaser or any grounds which would prompt a re-assessment of the Purchaser and including, without limiting the generality of the foregoing, the aggressive treatment of income and expenses in the filing of earlier tax returns by the Purchaser;

(u)       except as set forth in the Purchaser's Disclosure Schedule, the Purchaser is not, nor until or at the Closing Date will it be, in breach of any provision or condition of, nor has it done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;

(v)       except as set forth in the Purchaser's Disclosure Schedule, no payments of any kind will have been made or authorized by or on behalf of the Purchaser to or on behalf of directors, officers, shareholders or employees of the Purchaser or under any management agreements with the Purchaser;

(w)       except as set forth in the Purchaser's Disclosure Schedule, the Purchaser does not have any contracts, agreements, benefit plans, undertakings or arrangements, whether oral, written or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, directors, officers, lawyers or others which cannot be terminated, without penalty, on no more than three month's notice without premium or penalty;

(x)       except as set forth in the Purchaser's Disclosure Schedule, none of directors, officers or employees of the Purchaser prior to Closing are indebted or under obligation to the Purchaser on any account whatsoever;

(y)       the Purchaser will not have committed to making and until the Closing Date will not make or commit itself to:

(i)       guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation; or

(ii)      waive or surrender any right of material value;

(z)       until the Closing Date the Purchaser will:

(i)       maintain its assets in a manner consistent with and in compliance in all material respects with applicable law; and

(ii)      not enter into any material transaction or assume or incur any material liability outside the normal course of its business (except as required by the terms herein);

(aa)     the shares in the capital of the Purchaser will not be subject to or affected by any actual or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, pending or threatened cease trade, compliance or denial of use of exemptions orders of, or action, investigation or proceeding by or before, any securities regulatory authority, court, administrative agency or other tribunal;

(ab)     the Purchaser is purchasing the Purchased Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. The Purchaser is an "accredited investor", as that term is used in the Securities Act, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares and is capable of bearing the economic risks of such investment. The Purchaser has adequate means of providing for its current needs and possible contingencies, and has no need for liquidity in the Purchased Shares, and understands that the Purchased Shares have not been, and will not be, registered under the Securities Act, or any state securities laws, in reliance on exemptions from registration thereunder for private offerings;

(ac)     the Purchaser has conducted to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, in making its determination to proceed with the transactions contemplated by this Agreement, the Purchaser has relied on the results of its own independent investigation and verification and the representations and warranties of the Company expressly and specifically set forth in this Agreement. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company and the Vendors to the Purchaser in connection with the transactions contemplated hereby, and the Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, assets or liabilities of the Company or the quality, quantity or condition of the assets of the Company) are specifically disclaimed by the Company and the Vendors. The Company and the Vendors do not make or provide, and the Purchaser hereby waives, any warranty or representation, express or implied, as to the quality, merchantability, fitness for a particular purpose, conformity to samples, or condition of the Company's assets or any part thereto;

(ad)     in connection with the Purchaser's investigation of the Company, the Purchaser has received from or on behalf of the Company or the Vendors certain projections, including projected statements of income of the Company for the fiscal year ending December 31, 2006 and for subsequent fiscal years and certain business plan information for such fiscal year and succeeding fiscal years. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that the Purchaser shall have no claim against the Vendors with respect thereto. Accordingly, neither the Company nor the Vendors make any representations or warranties whatsoever with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts). The Purchaser agrees that none of the Vendors nor any other person will have or be subject to any liability to the Purchaser or any other person resulting from the distribution to the Purchaser, or the Purchaser's use of, any information regarding the Company or its business, and any information, document or material made available to the Purchaser or its affiliates in any "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement;

(ae)     the Purchaser is not aware of any court order which restricts or prevents the issuance by the Purchaser of any shares from treasury;

(af)     the most recently completed audited and unaudited consolidated financial statements of the Purchaser (collectively, the "Purchaser's Financial Statements") are true and correct in every respect and presently fairly the financial position of the Purchaser as at its most recently completed financial period and the results of its operations for the period then ended in accordance with generally accepted accounting principles on a basis consistently applied; a copy of said Purchaser's Financial Statements being attached hereto as Schedule "I" and forming a material part hereof;

(ag)     save and except for those matters which are listed in Schedule "I" which is attached hereto and as set forth in the Purchaser's Disclosure Schedule, there are no material liabilities, contingent or otherwise, existing on the Execution Date hereof in respect of which the Purchaser may be liable on or after the completion of the transactions contemplated by this Agreement other than:

(i)       liabilities disclosed or referred to in this Agreement; and

(ii)      liabilities incurred in the ordinary course of business, none of which are materially adverse to the business, operations, affairs or financial conditions of the Purchaser;

(ah)     save and except as set forth in Schedule "I" which is attached hereto and as set forth in the Purchaser's Disclosure Schedule, no other dividend or other distribution by the Purchaser has been made, declared or authorized since its incorporation, and to and up to and including the Closing Date the Purchaser has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Company, to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of its business;

(ai)     save and except for those matters which are listed in Schedule "I" which is attached hereto and as set forth in the Purchaser's Disclosure Schedule, there are no liabilities, contingent or otherwise, of the Purchaser not disclosed or reflected in the Purchaser's Financial Statements, except those incurred in the ordinary course of business of the Purchaser since December 31, 2006;

(aj)     the Purchaser is not a party to any collective agreement with any labour union or other association of employees, and there is no pending application for certification of any of the Purchaser's employees as a collective bargaining unit. In addition, and to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry, the Purchaser is not presently a party to any complaint, grievance, arbitration or other labour matter referred to any board or labour authority;

(ak)     there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Purchaser or any of its directors, officers or employees;

(al)     save and except as set forth in the Purchaser's Disclosure Schedule, the Purchaser holds or has applied for all permits, licenses, consents and authorities issuable by any federal, state, regional or municipal government or agency thereof which are necessary or desirable in connection with its operations;

(am)   save and except as set forth in the Purchaser's Disclosure Schedule, the Purchaser's Financial Statements and the books and records of the Purchaser are true and correct in every material respect, were prepared in accordance with generally accepted accounting principles and fairly reflect the business, property, assets and financial positions of the Purchaser as at the date of the Purchaser's Financial Statements and any such books and records and the results of its operations for the periods then ended, and there have been no adverse changes in the business or affairs of the Purchaser since the date of the Purchaser's Financial Statements and any such books and records;

(an)     save and except as set forth in the Purchaser's Disclosure Schedule, the Purchaser has good and marketable title to all of its assets, properties and interests in properties, real and personal, including those reflected in the Purchaser's Financial Statements or which have been acquired since the date of the latest Purchaser's Financial Statements (except for those which have been transferred, sold or otherwise disposed of in the ordinary or normal course of business), free and clear of all encumbrances, and none of the Purchaser's assets or properties is in the possession of or under the control of any other person;

(ao)     save and except as set forth in the Purchaser Disclosure Schedule, the Purchaser has no equipment, other than the personal property or fixtures in the possession or custody of the Purchaser which, as of the date hereof, is leased or is held under license or similar arrangement;

(ap)     except for the material contracts which are set forth in Schedule "J" which is attached hereto and which forms a material part hereof, the Purchaser is not party to or bound by any other material contract, whether oral or written;

(aq)     save and except as set forth in the Purchaser's Disclosure Schedule, as to the contracts listed in Schedule "J" which is attached hereto:

(i)       each such contract is in full force and effect and unamended;

(ii)      no material default exists in respect thereof on the part of either the Purchaser or any other party thereto;

(iii)     each such contract does not involve any non-arm's length party except where described; and

(iv)      the Purchaser is not aware of any intention on the part of any other party thereto to terminate or materially alter any such contract;

(ar)     Schedule "K" which is attached hereto and which forms a material part hereof is a true and complete list showing the name of each bank, trust company or similar institution in which the Purchaser has accounts or safety deposit boxes, the identification numbers of each such account or safe deposit box, the names of all persons authorized to draw therefrom or to have access thereto and the number of signatories required on each account. In addition, Schedule "K" also includes a list of all non-bank account numbers, codes and business numbers used by the Purchaser for the purposes of remitting tax, dues, assessments and other fees;

(as)     save and except as set forth in the Purchaser's Disclosure Schedule, the Purchaser maintains, and has maintained, insurance in force against loss on the Purchaser's assets and properties, against such risks, in such amounts and to such limits, as is in accordance with prudent business practices prevailing in its line of business and having regard to the location, age and character of its assets and properties, and has complied fully with all requirements of such insurance, including the prompt giving of any notice of any claim or possible claim thereunder, and all such insurance has been and is with insurers which the Purchaser believes to be responsible;

(at)     save and except as set forth in the Purchaser Disclosure Schedule, since December 31, 2006:

(i)      there has not been any material adverse change in the financial position or condition of the Purchaser or any damage, loss or other change in circumstances materially affecting the business or properties of the Purchaser or its right or capacity to carry on business;

(ii)      the Purchaser has not waived or surrendered any right of material value;

(iii)     the Purchaser has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and

(iv)      the business of the Purchaser has been carried on in the ordinary course;

(au)     save and except as set forth in the Purchaser Disclosure Schedule, no payments of any kind have been made or authorized by or on behalf of the Purchaser to or on behalf of directors, officers, shareholders or employees of the Purchaser or under any management agreements with the Purchaser other than in the ordinary course of business;

(av)     save and except as set forth in the Purchaser's Disclosure Schedule, the Purchaser does not have any contracts, agreements, undertakings or arrangements, whether oral, written or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, directors, officers, lawyers or others which cannot be terminated, without penalty, on no more than three month's notice;

(aw)     save and except as set forth in the Purchaser's Disclosure Schedule, none of directors, officers or employees of the Purchaser are now indebted or under obligation to the Purchaser on any account whatsoever, other than in the ordinary course of business;

(ax)     save and except as set forth in the Purchaser's Disclosure Schedule, all material transactions of the Purchaser and including, without limitation, all directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with its books and records;

(ay)     prior to the Closing Date the Purchaser will have obtained all authorizations, approvals, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities required to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser, which will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser may be subject;

(az)     the Purchaser will, for a period of at least five business days prior to the Closing Date, during normal business hours:

(i)       make available for inspection by the counsel, auditors and representatives of the Company, at such location as is appropriate, all of the Purchaser's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Company; provided such persons do not unduly interfere in the operations of the Purchaser;

(ii)     authorize and permit such persons at the risk and the sole cost of the Company, and only if such persons do not unduly interfere in the operations of the Purchaser, to attend at all of its respective places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and

(iii)     require the Purchaser's management personnel to respond to all reasonable inquiries concerning the Purchaser's business assets or the conduct of its business relating to its liabilities and obligations;

(ba)     the Purchaser will give to the Company, within at least five business days prior to the Closing Date, by written notice, particulars of:

(i)       each occurrence within the Purchaser's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Purchaser's representations or warranties contained herein; and

(ii)      each occurrence or omission within the Purchaser's knowledge after the Execution Date that constitutes a breach of any of the Purchaser's covenants contained in this Agreement;

(bb)     the execution and delivery of this Agreement and the performance of and compliance with the terms thereof will not:

(i)       conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of the Purchaser;

(ii)      conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Purchaser is subject, or constitute or result in a default under any agreement, contract or commitment to which the Purchaser is a party;

(iii)     give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Purchaser is a party;

(iv)      give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Purchaser which is necessary or desirable in connection with the conduct and operations of its business and the ownership or leasing of its business assets; or

(v)       constitute a default by the Purchaser or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Purchaser which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;

(bc)     at Closing the Purchaser will cause the Founding Shareholder to transfer an aggregate of 18,750,000 restricted Additional Transferred Shares to the order and direction of the Vendors at a deemed transfer price of U.S. $0.001 per Additional Transferred Share of the Founding Shareholder;

(bd)     at Closing the Purchaser will cause certain Existing Shareholders of the Company to transfer an aggregate of 2,500,000 unrestricted Trading Transferred Shares to the order and direction of the Vendors at a deemed transfer price of U.S. $0.001 per Trading Transferred Share of the Existing Shareholders;

(be)     at Closing the Purchaser will allow each of the Lenders under the interim Loan to convert their respective Outstanding Indebtedness within the Company into Loan Units of the Purchaser, at a deemed settlement and issuance price of U.S. $1.50 per Loan Unit, with each such Loan Unit being comprised of one common share and one Loan Warrant in each such instance; and with the further understanding that the common shares and the Loan Warrant common shares forming part of the Loan Units will also carry piggy-back registration rights;

(bf)     at Closing the Purchaser will allow each of the Company's Creditors to settle all of their respective Debt Amount within the Company for Units For Debt of the Purchaser, at a deemed settlement and issuance price of U.S. $1.50 per Unit For Debt, with each such Unit For Debt being identical to the within Loan Units and being comprised of one common share and one Loan Warrant in each such instance; and with the further understanding that the common shares and the Loan Warrant common shares forming part of the Units For Debt will also carry piggy-back registration rights;

(bg)     at Closing, and in consideration of the Company causing all existing Company Option holders in and to the Company to provide for the Cancellation of each of their existing Company Options within the Company and, furthermore, and in consideration of the Company causing all existing Company Warrant holders in and to the Company to provide for the Cancellation of each of their existing Company Warrants in and to the Company, the Company shall:

(i)       provided the Company's existing Company Option holders with the collective right and stock option to purchase an aggregate of not less than 2,000,000 Purchaser Options, at an exercise price of U.S. $1.50 per common share; and

(ii)      provide the Company's existing Company Warrant holders with Purchaser Warrants for the collective right to purchase an aggregate of not less than 205,000 common shares of the Purchaser, at a cashless exercise price of U.S. $1.50 per common share; it being acknowledged and agreed that the common shares underlying the exercise of the Purchaser Warrants will carry piggy-back registration rights;

(bh)     at or subsequent to Closing the following changes will be effected to the Board of Directors and officers of the Purchaser (collectively, the "Change in Board and officers"):

(i)       at Closing all but one director and all officers of the Purchaser will resign and the previous Board of Directors of the Purchaser will appoint an aggregate of up to an additional five directors to be comprised of nominees previously put forward by the Vendors; and

(ii)      at Closing the resulting Board of Directors of the Purchaser will appoint such executive officers to such positions within the resulting Purchaser as the Vendors, in their sole and absolute discretion, may reasonably determine and advise the Purchaser of in writing prior to Closing;

(bi)     the Purchaser will raise prior to and/or commensurate with Closing a common share or unit private placement funding for the Purchaser, under "Rule 506" or "Regulation S" under the Securities Act, of a minimum of U.S. $5,000,000 and a maximum of up to U.S. $6,500,000, and at a subscription price of not less than U.S. $1.50 per restricted common share or unit (each a "Unit") forming part thereof (collectively, the "Private Placement"); with an understanding that any Unit Private Placement financing shall be conducted at a subscription price of not less than U.S. $1.50 per Unit, with each such Unit being comprised of not greater than one common share and one non-transferable share purchase warrant of the Purchaser (each a "Warrant"), and with each such Warrant being exercisable for not greater than one additional common share of the Purchaser for a period ending at the earlier of (i) 18 months from the date of issuance of the within Units by the Purchaser and (ii) 12 months from the effective date of the Purchaser's proposed Registration Statement, if any, pursuant to which Warrant common shares underlying the Warrants are proposed for registration under the Securities Act at an exercise price of not less than U.S. $3.00 per Warrant common share in each such instance; and with the further understanding that the common shares and the Warrant common shares forming part of the Units will carry piggy-back registration rights and that not less than U.S. $4,000,000 from the Private Placement shall be advanced by the Purchaser to the Company at Closing with the balance, if any, being available for unallocated working capital for the resulting Purchaser company. In this regard it is hereby contemplated that up to U.S. $1,000,000 of any such Private Placement will take the form of the Loan from the Purchaser as contemplated herein;

(bj)     commensurate with or as soon as reasonably practicable subsequent to Closing the Purchaser will seek the approval of its shareholders, if required, to change the name of the Purchaser to such name as the Purchaser's Board of Directors may determine at Closing (the "Change in Name"); and subsequent to Closing the Purchaser shall prepare or file the necessary documentation with all Regulatory Authorities to effect the Change in Name and which shall include, without limitation, obtaining a new trading symbol and CUSIP number for the Purchaser;

(bk)     except for the representations and warranties contained in this Agreement (including the Purchaser's Disclosure Schedule), the Purchaser does not make any further express or implied representation or warranty, and the Purchaser hereby disclaims any such representation or warranty with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(bl)     neither this Agreement nor any other document, certificate or statement furnished to the any of the Vendors or the Company by or on behalf of the Purchaser in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Vendors and the Company to enter into this Agreement; and

(bm)    the Purchaser is not aware of any fact or circumstance which has not been disclosed to the Vendors and the Company which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Vendors and the Company to enter into this Agreement.

4.2                   Continuity of the representations, warranties and covenants by the Purchaser. The representations, warranties and covenants of the Purchaser contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by either of the Vendors or the Company, or by the Vendors' or the Company's respective professional advisors prior to the Closing Date, or the waiver of any condition by either of the Vendors or the Company, the representations, warranties and covenants of the Purchaser contained in this Article shall survive the Closing Date and shall continue in full force and effect for a period of one calendar year from the Closing Date; provided, however, that the Purchaser shall not be responsible for the breach of any representation, warranty or covenant of the Purchaser contained herein caused by any act or omission of either of the Vendors or the Company prior to the Effective Date hereof of which the Purchaser was unaware or as a result of any action taken by either of the Vendors or the Company after the Effective Date. In the event that any of the said representations, warranties or covenants are found by a court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by either of the Vendors and/or the Company, then the Purchaser will, in accordance with the provisions of Article "15" hereinbelow, pay the amount of such loss or damage to either of the Vendors and/or the Company, as the case may be, within 30 calendar days of receiving notice of judgment therefore; provided that the Vendors and the Company will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.00.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1                   Parties' conditions precedent prior to the Closing Date. All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties to be fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Closing Date (such date being the "Subject Removal Date"):

(a)       the specific ratification of the terms and conditions of this Agreement by each of the Board of Directors of the Purchaser and the Company, together with each of the Vendors, within five business days of the due and complete execution of this Agreement by each of the Parties hereto (collectively, the "Ratification");

(b)       the completion by each of the Purchaser and the Company of an initial due diligence and operations review of the other Party's respective businesses and operations within 10 business days of the prior satisfaction of the Ratification (the "Initial Due Diligence");

(c)       if required under applicable corporate and securities laws, the receipt of all necessary approvals from any Regulatory Authority having jurisdiction over the transactions contemplated by this Agreement on or before March 31, 2007;

(d)       if required under applicable corporate and securities laws, shareholders of the Purchaser and/or the Company passing an ordinary resolution or, where required, a special resolution, approving the terms and conditions of this Agreement, and all of the transactions contemplated hereby and thereby, and the Purchaser and/or the Company sending all required notice to the Purchaser's and/or the Company's shareholders in connection therewith, or, in the alternative and if allowable in accordance with applicable corporate and securities laws, shareholders of the Purchaser and/or the Company holding over fifty percent (50%) of the issued shares of the Purchaser and the Company providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement, and all of the transactions contemplated hereby and thereby, together with certification of any required notice to all shareholders of the Purchaser and/or Company of such written consent resolutions; and

(e)       the Board of Directors of each the Purchaser and/or the shareholders of the Purchaser, if required, approving of the within issuance by the Purchaser to the order and direction of the Vendors of all of the referenced Purchase Price Shares in accordance with section "2.2" hereinabove and, in addition, the Board of Directors and/or shareholders of the Purchaser, if required, having also approved and received any required notice of:

(i)       the proposed Additional Transferred Share transfer from the Founding Shareholder to the order and direction of the Vendors at Closing in accordance with section "2.3" hereinabove;

(ii)      the proposed Loan by the Purchaser to the Lender prior to Closing of not less than the Principal Sum of $1,000,000 which shall be convertible by the Lenders thereof into Loan Units of the Purchaser in accordance with section "2.5" hereinabove;

(iii)     the proposed issuance by the Purchaser to the Company's Creditors of the Units For Debt in accordance with section "2.6" hereinabove;

(iv)      the proposed Trading Transferred Share transfer from certain Existing Shareholders to the order and direction of the Vendors at Closing in accordance with section "2.7" hereinabove;

(v)       the proposed Change in Board and officers of the Purchaser in accordance section "4.1" hereinabove;

(vi)      in accordance with section "4.1" hereinabove, a common share or Unit Private Placement funding for the Purchaser of a minimum of U.S. $5,000,000 and a maximum of up to U.S. $6,500,000, and at a subscription price of not less than U.S. $1.50 per restricted common share or Unit forming part thereof; with an understanding that any Unit Private Placement financing shall be conducted at a subscription price of not less U.S. $1.50 per Unit, with each such Unit being comprised of not greater than one common share and one non-transferable share purchase Warrant of the Purchaser, and with each such Warrant being exercisable for not greater than one additional common share of the Purchaser for a period ending at the earlier of (i) 18 months from the date of issuance of the within Units by the Purchaser and (ii) 12 months from the effective date of the Purchaser's proposed Registration Statement, if any, pursuant to which the Warrant common shares underlying the Warrants are to be proposed for registration under the Securities Act at an exercise price of U.S. $3.00 per Warrant common share in each such instance; and with the further understanding that the common shares and the Warrant common shares forming part of the Units will carry piggy-back registration rights and that not less than U.S. $4,000,000 from the Private Placement shall be advanced by the Purchaser to the Company at Closing with the balance, if any, being available for unallocated working capital for the resulting Purchaser. In this regard it is hereby contemplated that up to U.S. $1,000,000 of such Private Placement may take the form of the proposed Loan from the Purchaser as contemplated herein;

(vii)     in accordance with section "4.1" hereinabove, if required and possible, the proposed Change in Name of the Purchaser; and

(viii)     such other matters as may be agreed to as between the Parties hereto prior the completion of the transactions contemplated by this Agreement.

5.2                   Parties' waiver of conditions precedent. The conditions precedent set forth in section "5.1" hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each or any of the Parties in writing and in whole or in part at any time; however, not later than five calendar days prior to the Subject Removal Date.

5.3                   The Vendors' and the Company's conditions precedent. The rights, duties and obligations of each of the Vendors and the Company under this Agreement are also subject to the following conditions precedent for the exclusive benefit of each of the Vendors and the Company to be fulfilled in all material aspects in the reasonable opinion of the Vendors and the Company or to be waived by each or any of the Vendors and the Company as soon as possible after the Execution Date, however; unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date:

(a)     (i) the representations and warranties of the Purchaser contained in this Agreement will be true and correct in all material respects at and as of the time of the Closing (without taking into account any updates to the Purchaser's Disclosure Schedule), as if made on the Closing Date and the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, except for those representations and warranties that address matters as of any other particular date (in which case such representations and warranties shall have been true and correct in all material respects as of such particular date); and (ii) the Purchaser shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(b)       all matters which, in the opinion of counsel for the Company and the Vendors, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(c)       no material loss or destruction of or damage to the assets of the Purchaser shall have occurred;

(d)       written confirmation that the Purchaser has raised into trust or otherwise sufficient funding in order to close the minimum required Private Placement at Closing on the terms as set forth in section "4.1" hereinabove;

(e)       the delivery to the Company and the Vendors by the Purchaser, on a confidential basis, of all remaining material documentation and information and including, without limitation, an updated Purchaser's Disclosure Schedule;

(f)       the completion by the Company and the Vendors, and by the Company's and the Vendors' professional advisors, of a thorough due diligence and operations review of both the business and operations of the Purchaser;

(g)       the Purchaser shall have obtained those consents and approvals as set forth in the Purchaser's Disclosure Schedule; and

(h)       the delivery to the Company and the Vendors by the Purchaser of an opinion of the counsel for the Purchaser in the form provided herewith as an Exhibit.

5.4                   The Vendors' and the Company's waiver of conditions precedent. The conditions precedent set forth in section "5.3" hereinabove are for the exclusive benefit of each of the Vendors and the Company and may be waived by each or any of the Vendors and the Company in writing and in whole or in part at any time after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.

5.5                   Purchaser's conditions precedent prior to the Closing Date. The rights, duties and obligations of the Purchaser under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Purchaser to be fulfilled in all material aspects in the reasonable opinion of the Purchaser or to be waived by the Purchaser as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date:

(a)     (i) the representations and warranties of each of the Company and the Vendors contained in this Agreement will be true and correct in all material respects at and as of the time of the Closing (without taking into account any updates to the Company's Disclosure Schedule), as if made on the Closing Date and the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, except for those representations and warranties that address matters as of any other particular date (in which case such representations and warranties shall have been true and correct in all material respects as of such particular date), and (ii) the Company and the Vendors shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

(b)       each of the Company and the Vendors shall have obtained all authorizations, approvals and other actions by, and have made all filings with, any securities regulatory authority from whom any such authorization, approval or other action is legally required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions are in full force and effect and all such filings have been accepted and each of the Company and the Vendors are in compliance in all material respects with, and have not committed any breach of, any securities laws, regulations or policies of any securities regulatory authority to which either of the Company or the Vendors may be subject;

(c)       no Company Material Adverse Effect (as hereinafter defined shall have occurred. As used herein, "Company Material Adverse Effect" means a material adverse effect which has occurred to the financial condition or results of operations of the Company, taken as a whole; provided, that, for purposes of this Agreement, a Company Material Adverse Effect shall not include the effect of (i) changes to the industry or markets in which the business of the Company operates that are not unique to such business, (ii) the announcement or disclosure of the transactions contemplated herein, (iii) general economic, regulatory or political conditions or changes, (iv) military action or any act of terrorism, (v) changes in applicable law or GAAP after the date hereof, (vi) compliance with the terms of this Agreement, (vii) actions taken or to be taken in connection with the sale of the Shares, (viii) an earthquake or other natural disaster, (ix) the failure of the Company to meet or achieve the results set forth in any internal projection or (x) any matter set forth in the Schedules attached hereto. The Purchaser acknowledges that there could be a disruption to the Company's Business as a result of the execution of this Agreement, the announcement by the Purchaser of its intention to purchase the Company or the announcement of the Vendors of their intention to sell the Company, and the consummation of the transactions contemplated hereby, and the Purchaser agrees that such disruptions do not and shall not constitute a Company Material Adverse Effect;

(d)       no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)       the purchase or transfer of any of the Purchased Shares contemplated by this Agreement or the right of any of the Company or the Vendors to dispose of any of the Purchased Shares; or

(ii)      the right of the Company to conduct its operations and carry on, in the normal course, its Company's Business and operations as it has carried on in the past in all material respects;

(e)       the delivery to the Purchaser by the Company and the Vendors, on a confidential basis, of all remaining material documentation and information and including, without limitation, an updated Company's Disclosure Schedule;

(f)       the delivery to the Company by the Vendors of a final Release respecting any and all claims which either of such Parties had, or may have had, against any such other Party prior to Closing in the form provided herewith as an Exhibit;

(g)       the delivery to the Purchaser by the Company and the Vendors of an opinion of the counsel for the Company in the form provided herewith as an Exhibit;

(h)       the completion by the Purchaser and by the Purchaser's professional advisors of a thorough due diligence and operations review of both the Company's Business and the operations of the Company together with the transferability of the Purchased Shares as contemplated by this Agreement; and.

(i)       each of the Company and the Vendors shall have obtained those consents and approvals as set forth in the Company's Disclosure Schedule.

5.6                   Purchaser's waiver of conditions precedent. The conditions precedent set forth in section "5.5" hereinabove are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing and in whole or in part at any after the Execution Date; however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.

5.7                   Company's and Vendors' additional document covenants. The Company and the Vendors will also deliver, or caused to be delivered to the Purchaser prior to the Closing Date, the Company's Financial Statements inclusive of, without limitation, audited consolidated balance sheets for the Company for its most recently completed fiscal year, together with consolidated statements of income, members' equity and cash flows for each of the twelve-month periods then-ended, and together with such corporate and asset status reports and/or opinions respecting the Company's Business and assets, as may be required by any Regulatory Authority, in each case prepared, at a minimum, in accordance with the applicable rules and reporting guidelines of the appropriate Regulatory Authorities.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1                   Closing and Closing Date. The Closing of the within purchase and delivery of the Purchased Shares, together with all of the transactions contemplated by this Agreement, shall occur on the day which is five business days following the satisfaction of all of the conditions precedent which are set out in Article 5 hereof, or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of counsel for the Purchaser, Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, at 2:00 p.m. (Vancouver time) on the Closing Date.

6.2                   Latest Closing Date. If the Closing Date has not occurred by April 30, 2007 this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of the Closing Date.

6.3                   Documents to be delivered by the Vendors and the Company prior to the Closing Date. Not later than two calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Vendors and the Company shall also execute and deliver, or cause to be delivered, to the Purchaser, the Transfer Agent and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer all of the Purchased Shares to the Purchaser free and clear of all Liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)       a certified copy of an ordinary resolution of the equityholders of the Company and, if applicable, the Vendors, approving the terms and conditions of this Agreement and the transactions contemplated hereby or, in the alternative, equityholders of the Company and, if applicable, the Vendors, holding over fifty percent (50%) of the issued shares of the Company and/or the Vendors shall have executed written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereunder together with certification of any required notice to all shareholders of the Company and, if applicable, the Vendors, of such written consent resolutions;

(b)       all documentation as may be necessary and as may be required by counsel for the Purchaser, acting reasonably, to ensure that all of the Purchased Shares are transferred, assigned and are registerable at the Closing in the name of and for the benefit of the Purchaser, and to ensure that all outstanding options in and to the Company, if any, are cancelled as of the Closing, under all applicable corporate and securities laws;

(c)       certificate(s) representing the Purchased Shares registered in the name of the Vendors, duly endorsed for transfer to the Purchaser or irrevocable stock powers transferring the Purchased Shares to the Purchaser;

(d)       a certificate representing the Purchased Shares for the Company registered in the name of the Purchaser;

(e)       written evidence of the Cancellation of all outstanding Company Options, Company Warrants and any other outstanding securities in and to the Company;

(f)       written evidence of the Release duly executed by the Company and the Vendors;

(g)       a certified copy of the resolutions of the Board of Directors of each of the Company and, if applicable, the Vendors, authorizing the transfer by the Vendors to the Purchaser of the Purchased Shares and canceling all outstanding Company Options, Company Warrants and any other securities in and to the Company;

(h)       a copy of all corporate or limited liability company, as the case may be, records and books of account for each of the Company and its respective subsidiaries, if any, and including, without limitation, a copy of all minute books, share register books, share certificate books and annual reports of each of the Company and its respective subsidiaries, if any, to the extent applicable;

(i)       a certificate of an executive officer of the Company, dated as of the Closing Date, acceptable in form to counsel for the Purchaser, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Vendors and the Company contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Vendors and the Company on the Closing Date;

(j)       written evidence of the agreement of each of the Company's Creditors to accept Units For Debt of the Purchaser for their respective Debt Amounts in and to the Company;

(k)      consents to act and similar documentation required in order to effect the proposed Change in Board and officers of the Purchaser;

(l)       all necessary consents and approvals in writing to the completion of the transactions contemplated herein;

(m)      a follow-on opinion of the counsel for the Company, dated as at the Closing Date, and addressed to the Purchaser and its counsel, in form and substance satisfactory to the Purchaser's counsel, acting reasonably, and including the following:

(i)       the due incorporation, existence and standing of each of the Company and its qualification to carry on business;

(ii)      the authorized and issued capital of the Company;

(iii)     that all Purchased Shares have been duly authorized and issued and are fully paid and non-assessable;

(iv)      all necessary steps and proceedings have been taken in connection with the execution, delivery and performance of this Agreement and the transactions contemplated herein;

(v)       that the Purchased Shares have been duly issued to and registered in the name of the Purchaser in compliance with all applicable corporate and securities laws; and

(n)       all such other documents and instruments as the Purchaser's counsel may reasonably require.

6.4                   Documents to be delivered by the Purchaser prior to the Closing Date. Not later than two calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Purchaser shall also execute and deliver, or cause to be delivered, to the Company, the Transfer Agent and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as are necessary, in the opinion of counsel for the Vendors and the Company, acting reasonably, to issue to the Vendors the entire Purchase Price Shares free and clear of all Liens, charges and encumbrances, however, subject to the normal U.S. resale provisions applicable thereto, and in particular including, but not being limited to, the following materials:

(a)       a Closing agenda;

(b)       a certified copy of an ordinary resolution of the shareholders of the Purchaser approving the terms and conditions of this Agreement and the transactions contemplated hereby or, in the alternative, shareholders of the Purchaser holding over fifty percent (50%) of the issued shares of the Purchaser providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereunder together with certification of any required notice to all shareholders of the Purchaser of such written consent resolutions;

(c)       a certified copy of the resolutions of the directors of the Purchaser providing for the approval of all of the transactions contemplated hereby and including, without limitation, each of the matters provided for in section "5.1(e)" hereinabove;

(d)       share certificates, subject to the normal U.S. resale provisions applicable thereto, representing all of the Purchase Price Shares issued and registered in the names of the Vendors as notified by the Vendors to the Purchaser prior to Closing in accordance with section "2.2" hereinabove;

(e)       share certificates, subject to the normal U.S. resale provisions applicable thereto, representing all of the Additional Transferred Shares transferred from the Founding Shareholder to the order and direction of the Vendors at Closing in accordance with section "2.3" hereinabove;

(f)       Units For Debt common share and Loan Warrant certificates, subject to the normal U.S. resale provisions applicable thereto, representing all of the Units For Debt issued to the Company's Creditors in accordance with section "2.6" hereinabove;

(g)       share certificates representing all of the Trading Transferred Share transfer from certain Existing Shareholders to the order and direction of the Vendors at Closing in accordance with section "2.7" hereinabove;

(h)       a certificate of an officer of the Purchaser, dated as of the Closing Date, acceptable in form to counsel for the Company, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Purchaser contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Purchaser on the Closing Date;

(i)       resignations and similar documentation required in order to effect the proposed Change in Board and officers of the Purchaser in accordance with section "4.1" hereinabove;

(j)       a certified copy of the resolutions of the Board of Directors of the Purchaser accepting the proposed Change in Board and officers of the Purchaser;

(k)       confirmation that the Purchaser has raised into trust or otherwise sufficient funding in order to close the minimum required Private Placement at Closing on the terms as set forth in paragraph "4.1" hereinabove; such that the sum of not less than U.S. $4,000,000 in liquid funds is available to the Company at Closing from the Private Placement proceeds;

(l)       all necessary consents and approvals in writing to the completion of the transactions contemplated herein;

(m)     an opinion of counsel to the Purchaser, dated as at the Closing Date, and addressed to the Company, the Vendors and their counsel, in form and substance satisfactory to the Company's and the Vendors' counsel, acting reasonably, and including the following:

(i)       the due incorporation, existence and standing of the Purchaser and its qualification to carry on business;

(ii)      the authorized and issued capital of the Purchaser (relying on a certificate of the registrar and transfer agent of the Purchaser as to the number and class of securities issued);

(iii)     all necessary steps and proceedings have been taken in connection with the execution, delivery and performance of the Formal Agreement and the transactions contemplated herein and therein, respectively; and

(iv)      the due issuance of the Purchase Price Shares as fully paid and non-assessable and having been issued in accordance with an applicable registration and prospectus exemption available under the Securities Act; and

(n)       all such other documents and instruments as the Company's and the Vendors' counsel may reasonably require.

Article 7
APPOINTMENT OF ESCROW AGENT AND TRANSFER DOCUMENTS

7.1                   Appointment of Escrow Agent. The Parties hereto hereby acknowledge and initially appoint Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, counsel for the Purchaser herein, as escrow agent (the "Escrow Agent") herein, or such other Escrow Agent as may be mutually determined by the Parties hereto prior to the Subject Removal Date.

7.2                   Escrow of Transfer Documents. Subject to and in accordance with the terms and conditions hereof and the requirements of Articles "2", "5" and "6" hereinabove, and without in any manner limiting the obligations of each of the Parties hereto as contained therein and hereinabove, it is hereby acknowledged and confirmed by the Parties hereto that each of the Parties will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Articles "2", "5" and "6" hereinabove (herein, collectively, the "Transfer Documents") and deposit the same with the Escrow Agent, or with such other mutually agreeable escrow agent, together with a copy of this Agreement, there to be held in escrow for release by the Escrow Agent to the Parties in accordance with the strict terms and provisions of Articles "2", "5" and "6" hereinabove.

7.3                   Resignation of Escrow Agent. The Escrow Agent may resign from its duties and responsibilities if it gives each of the Parties hereto three calendar days' written notice in advance. Upon receipt of notice of the Escrow Agent's intention to resign, the Parties shall, within three calendar days, select a replacement escrow agent and jointly advise the Escrow Agent in writing to deliver the Transfer Documents to the replacement escrow agent. If the Parties fail to agree on a replacement escrow agent within three calendar days of such notice, the replacement escrow agent shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party hereto. The Escrow Agent shall continue to be bound by this Agreement until the replacement escrow agent has been selected and the Escrow Agent receives and complies with the joint instructions of the Parties to deliver the Transfer Documents to the replacement escrow agent. The Parties agree to enter into an escrow agreement substantially in the same form of this Agreement with the replacement escrow agent.

7.4                   Instructions to Escrow Agent. Instructions given to the Escrow Agent pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties hereto.

7.5                   No other duties or obligations. The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Article.

7.6                   No obligation to take legal action. The Escrow Agent shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties hereto together with such other third parties as the Escrow Agent may require in its sole and absolute discretion.

7.7                   Not bound to any other agreements. The Escrow Agent is not bound in any way by any other contract or agreement between the Parties hereto whether or not it has knowledge thereof or of its terms and conditions and its only duty, liability and responsibility shall be to hold and deal with the Transfer Documents as herein directed.

7.8                   Notice. The Escrow Agent shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth. The Escrow Agent shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence.

7.9                   Indemnity. The Parties hereto, jointly and severally, covenant and agree to indemnify the Escrow Agent and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.

7.10                 Not required to take any action. In the event of any disagreement between any of the Parties hereto to these instructions or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the Transfer Documents, or in the event that the Escrow Agent should take action hereunder, it may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, it shall not be or become liable in any way or to any person for its failure or refusal to act, and it shall be entitled to continue so to refrain from acting until:

(a)       the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

(b)       all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and it shall have been notified thereof in writing signed by all such persons.

Article 8
DUE DILIGENCE INVESTIGATION

8.1                   Due diligence. Each of the Parties hereto shall forthwith conduct such further due diligence examination of the other Parties hereto as it deems appropriate.

8.2                   Confidentiality. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties hereto, at all times subject to the confidentiality provisions of Articles "9" and "10" hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to the other Parties' books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well such other documents and materials as the Parties hereto, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party, its respective operations and financial condition prior to the Closing.

Article 9
NON-DISCLOSURE

9.1                   Non-disclosure. Subject to the provisions of section "9.3" hereinbelow, the Parties hereto, for themselves, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a Court or on a "need to know" basis to each of the Parties' respective professional advisors.

9.2                   Documentation. Any document or written material generated by either Party hereto in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked or deemed "Confidential" and shall be treated by each Party as a trade secret of the other Parties. Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked "Confidential", shall be returned to the other Parties forthwith.

9.3                   Public announcements. Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

Article 10
PROPRIETARY INFORMATION AND
ADDITIONAL OBLIGATIONS OF THE PARTIES HERETO

10.1                 Confidential Information. Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the "Confidential Information"). No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto, however, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.

10.2                 Impact of breach of confidentiality. The Parties hereto acknowledge that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.

10.3                 Compliance with applicable laws. The Parties will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to their respective duties hereunder and, in addition, hereby represent and warrant that any information which they may provide to any person or company hereunder will, to the best of their respective knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

10.4                 Opinions, reports and advice of the Vendors. The Vendors acknowledge and agree that all written and oral opinions, reports, advice and materials provided by the Vendors to the Purchaser or the Company in connection with purchase and sale contemplated herein are intended solely for the Purchaser's benefit and for the Purchaser's use only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Purchaser. In this regard the Vendors covenant and agree that the Purchaser may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Purchaser's sole and absolute discretion. The Vendors further covenant and agree that no public references to the Purchaser, the Company or the Vendors, or disclosure of the Vendors' role in respect of the Purchaser or the Company, be made by the Vendors without the prior written consent of the Purchaser in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Purchaser, be provided by the Vendors to the Purchaser in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Purchaser and the Company from time to time.

Article 11
ASSIGNMENT AND VARIATIONS

11.1                 Assignment. Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent all of the other Parties hereto.

11.2                 Amendment. This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

11.3                 Variation in the terms of this Agreement upon review. It is hereby acknowledged and agreed by each of the Parties hereto that where any variation in the terms and/or conditions of this Agreement is reasonably required by any of the Regulatory Authorities as a condition of their respective Regulatory Approval to any of the terms and conditions of this Agreement, any such reasonable variation, having first been notified to all Parties, will be deemed to be accepted by each of the Parties hereto and form part of the terms and conditions of this Agreement. If any such Party, acting reasonably, deems any such notified variation unreasonable, that Party may, in its sole and absolute discretion, and within a period of not greater than 10 calendar days from its original notification and at its cost, make such further applications or submissions to the relevant Regulatory Authority as it considers necessary in order to seek an amendment to any such variation; provided, however, that the final determination by any such Regulatory Authority to any such application or submission by such objecting Party will be deemed binding upon such Party who must then provide notification to all other Parties as provided for hereinabove.

Article 12
FORCE MAJEURE

12.1                 Events. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

12.2                 Notice. A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under section "12.1" hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 13
ARBITRATION

13.1                 Matters for Arbitration. The Parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

13.2                 Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10 calendar days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "13.3" hereinbelow.

13.3                 Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within 10 calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

13.4                 Award. The Parties hereto agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 14
DEFAULT AND TERMINATION

14.1                 Default. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "Defaulting Party"), the non-defaulting Parties (herein called, collectively, the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)       cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)       give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

14.2                 Arbitration. If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "13" hereinabove.

14.3                 Curing the Default. If:

(a)       the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b)       arbitration is not so sought; or

(c)       the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

14.4                 Termination. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be immediately terminated, unless otherwise extended in accordance with section "6.2" hereinabove, in the event that:

(a)       the entire Ratification is not received within five business days of the Execution Date;

(b)       the completion by each of the Purchaser and the Company of a satisfactory Initial Due Diligence review of the other Party's respective businesses and operations within 10 business days of the prior satisfaction of the Ratification;

(c)       either of the Parties hereto has not either satisfied or waived each of their respective conditions precedent prior to the Subject Removal Date in accordance with the provisions of Article "5" hereinabove;

(d)       either of the Parties hereto has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Articles "5", "6" and "7" hereinabove prior to each of the Subject Removal Date and the Closing Date in accordance with the provisions of Articles "5", "6" and "7";

(e)       the Closing has not occurred on or before April 30, 2007 in accordance with section "6.2" hereinabove; or

(f)       by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Articles "9" and "10" hereinabove.

Article 15
INDEMNIFICATION AND LEGAL PROCEEDINGS

15.1                 Indemnification. The Parties hereto agree to indemnify and save harmless the other Parties hereto and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

15.2                 No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

15.3                 Claim of indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

15.4                 Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt Consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.

15.5                 Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

15.6                 Legal proceedings. Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)       such counsel has been authorized by the relevant Party hereto;

(b)       the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)       the named parties to any such action include any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)       there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

15.7                 Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party hereto shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Party on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party hereto shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 16
NOTICE

16.1                 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, or 15 calendar days in the case of an addressee with an address for service in a country other than a country in which the Party giving the notice, demand or other communication resides, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

16.2                 Change of address. Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 17
GENERAL PROVISIONS

17.1                 Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement and including, without limitation, the Agreement In Principle.

17.2                 Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

17.3                 Schedules. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

17.4                 Time of the essence. Time will be of the essence of this Agreement.

17.5                 Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, act solely for the Purchaser, and, correspondingly, that each of the Vendors and the Company have been required by each of Lang Michener LLP and the Purchaser to obtain independent legal advice with respect to their respective reviews and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Purchaser and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Purchaser for certain of such persons to act in a similar capacity while acting for the Purchaser as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Purchaser.

17.6                 Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada, and the federal laws of Canada applicable therein.

17.7                 Further assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

17.8                 Invalid provisions. If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

17.9                 Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

17.10               Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

17.11               Captions. The captions, section numbers, Article numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

17.12               Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the Execution Date as set forth on the front page of this Agreement.

17.13               No partnership or agency. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

17.14               Consents and waivers. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)       be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)       be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)       constitute a general waiver under this Agreement; or

(d)       eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

                      IN WITNESS WHEREOF each of the Parties hereto has hereunto set its seal by the hand of its duly authorized signatory as of the Execution Date as set forth on the front page of this Agreement.

SIGNED, SEALED and DELIVERED by
GARY A. REYS,
a Vendor herein, in the presence of:

________________________________
Witness Signature

________________________________
Witness Address

________________________________
Witness Name and Occupation

) ) ) ) ) ) ) ) ) ) ) ) )	Number of Purchased Shares: 10,000,000 ________________________________ GARY A. REYS

SIGNED, SEALED and DELIVERED by
DR. RONALD W. BERNINGER,
a Vendor herein, in the presence of:

________________________________
Witness Signature

________________________________
Witness Address

________________________________
Witness Name and Occupation

) ) ) ) ) ) ) ) ) ) ) ) )	Number of Purchased Shares: 10,000,000 ________________________________ DR. RONALD W. BERNINGER

The COMMON SEAL of CELLCYTE GENETICS CORPORATION (Washington), the Company herein, was hereunto affixed in the presence of: ________________________________ Authorized Signatory	) ) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of CELLCYTE GENETICS CORPORATION (Nevada), the Purchaser herein, was hereunto affixed in the presence of: ________________________________ Authorized Signatory	) ) ) ) ) ) ) ) )	(C/S)

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Schedule A

                      This is Schedule "A" to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Purchased Shares, Vendors and Securities

Refer to the materials attached hereto.

__________

Schedule B

                      This is Schedule "B" to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Agreement In Principle

Refer to the materials attached hereto.

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Schedule C

                      This is Schedule "C" to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Company's Financial Statements

Refer to the materials attached hereto.

__________

Schedule D

                      This is Schedule "D" to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Company's Intellectual Property

Refer to the materials attached hereto.

__________

Schedule E

                      This is Schedule "E" to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Company's Leases

Refer to the materials attached hereto.

__________

Schedule F

                      This is Schedule "F" to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Company's Contracts of Employment

Refer to the materials attached hereto.

__________

Schedule G

                      This is Schedule "G" to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Company's Material Contracts

Refer to the materials attached hereto.

__________

Schedule H

                      This is Schedule "H" to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Company's List of Bank Accounts etc.

Refer to the materials attached hereto.

__________

Schedule I

                      This is Schedule "I to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Purchaser's Financial Statements

Refer to the materials attached hereto.

__________

Schedule J

                      This is Schedule "J" to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Purchaser's Material Contracts

Refer to the materials attached hereto.

__________

Schedule K

                      This is Schedule "K" to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Purchaser's List of Bank Accounts etc.

Refer to the materials attached hereto.

__________

Exhibit

                      This is the Exhibit to that certain Share Exchange Agreement as entered into among each of the shareholders of CellCyte Genetics Corporation (Washington) (the Vendors), CellCyte Genetics Corporation (Washington) (the Company) and CellCyte Genetics Corporation (Nevada) (the Purchaser).

Form of Release and legal opinions from each Parties' counsel

Refer to the materials attached hereto.

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End of Share Exchange Agreement

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